UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

August 24, 2015

Date of Report (Date of earliest event reported)

MULTIMEDIA PLATFORMS INC.
(Exact name of registrant as specified in its charter)

Nevada	001-33933	88-0319470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 East Commercial Blvd., Suite Ph-D

Fort Lauderdale, Florida 33308

(Address of principal executive offices)

(954) 440-4678

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Financing of up to $2,500,000

From March 2015 to the date hereof, Multimedia Platforms, Inc. (the “Company”) entered into certain securities purchase agreements (the “Agreement”) with certain accredited investors (the “Investors”). Pursuant to the Agreement, the Company is conducting a private bridge note offering, up to $2,500,000, consisting of 9% Convertible Promissory Notes (the “Company Notes”) which may be voluntarily converted into shares of the Company’s common stock and four-year warrants (the “Company Warrant”) to purchase shares of Company’s common stock. The securities are sold as units, with each unit consisting of a Company Note, in the principal amount of $50,000 and Company Warrants to purchase 166,667 shares of the common stock, pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D (“Regulation D”) and/or Regulation S (“Regulation S”) as promulgated under the Securities Act.

As of the date of this report, the Company has raised $2,195,000 in the offering through the issuance of Company Notes totaling $2,195,000 of principal and Company Warrants to purchase 7,316,667 shares of the Company’s common stock, pursuant to Agreements.

The Company Notes are due in 18 months and include interest at the rate of 9% per annum, due semi-annually. The initial interest payment is due in advance in cash or common stock (at the discretion of the Company) at $0.30 per share. Subsequent interest payments are payable at the discretion of the Investors in cash or common stock, with stock valued based on the 10 day VWAP for 10 days before the applicable interest due date. In the event of default the Company Note shall increase to the lesser of fifteen percent (15%) or the highest rate permissible by law. The Company Note is convertible into common stock, at the Investor’s option, at a price of $0.30 per share or 85% of the price common stock is sold at the next equity or convertible debt financing with gross proceeds to the Company of no less than $1,000,000 (the “Subsequent Financing”). Upon default the conversion price shall be permanently reduced to the lesser of $0.25 per share or the 10 day VWAP then in effect on the date of default.

At no time may the Company Note be converted into shares of our common stock if such conversion would result in the Investors and its affiliates owning an aggregate of shares of our common stock in excess of 9.99% of the then outstanding shares of our common stock, provided such percentage may increase or decrease upon not less than 61 days prior written notice from the Investor.

The Company Warrant has an exercise price equal to the lesser of: (i) $0.75 or (ii) 85% of the price of the common stock (or common stock equivalents, or conversion price of debt instruments sold in such offering) sold at the Subsequent Financing. The Company Warrant includes the same ownership limitation described above in connection with the Company Note. The Company Warrant includes cashless exercise rights.

The foregoing description of the Securities Purchase Agreement, Company Note and Company Warrant related to the private bridge note offering are qualified in their entirety by the text of such documents which are annexed to this Current report as Exhibits 10.1, 10.2 and 10.3.

Financing with Lincoln Park Capital Fund, LLC

On August 21, 2015, the Company issued a Senior Convertible Note (the “Convertible Note”) to Lincoln Park Capital Fund, LLC (“Lincoln Park”) in the amount of $300,000. The Convertible Note was issued pursuant to the terms of a Securities Purchase Agreement dated as of the same date. The Convertible Note bears interest at the rate of 5% per annum (or 18% upon the occurrence of an event of default) and the principal and interest is due and payable in full on December 31, 2016 (the “Maturity Date”).  Interest may be paid in the Company’s common stock if the Company meets certain conditions that would allow the issuance of the Company’s common stock without any trading restrictions. The Convertible Note included a $30,000 original issuance discount.  As a result, the net amount received in connection with the sale of the Convertible Note was $270,000. The transaction was closed on August 24, 2015.

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The Company has the right to prepay the Convertible Note, pursuant to the terms thereof, at any time, provided it pays a prepayment amount of 120% of the then outstanding balance, accrued interest and interest payable from the date of prepayment to the Maturity Date.  The Convertible Note provides for customary events of default such as failing to timely make payments under the Convertible Note when due and the occurrence of certain fundamental defaults, as described in the Convertible Note.

The principal amount of the Convertible Note and all accrued interest is convertible at the option of Lincoln Park into shares of our common stock at any time. The conversion price of the Convertible Note is $0.30, as adjusted for stock splits, stock dividends, stock combinations or other similar transactions as provided in the Note.

At no time may the Convertible Note be converted into shares of our common stock if such conversion would result in Lincoln Park and its affiliates owning an aggregate of shares of our common stock in excess of 4.99% of the then outstanding shares of our common stock, provided such percentage may increase to 9.99% upon not less than 61 days prior written notice.

As additional consideration for the loan, the Company granted Lincoln Park a six-year warrant to purchase 1,000,000 shares of our common stock (the “Warrant”) at an exercise price of $0.50 per share.  The Warrant includes the same ownership limitation described above in connection with the Convertible Note. The Warrant includes cashless exercise rights.

The Convertible Note and the Warrant were issued by the Company under the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended and/or Regulation D promulgated thereunder, as the securities were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement.

The foregoing description of the Securities Purchase Agreement, Convertible Note and Warrant are qualified in their entirety by the text of such documents which are annexed to this Current report as Exhibits 10.4, 10.5 and 10.6.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1*	Form of Securities Purchase Agreement related to the private bridge note offering
10.2*	Form of 9% Convertible Promissory Note related to the private bridge note offering
10.3*	Form of Common Stock Purchase Warrant related to the private bridge note offering
10.4	Securities Purchase Agreement, dated August 21, 2015, by and between the Company and Lincoln Park Capital Fund, LLC.
10.5	Senior Convertible Note, dated as of August 21, 2015.
10.6	Warrant, dated August 21, 2015.

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* Incorporated by reference to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 27, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA PLATFORMS, INC.

Date: August 31, 2015	By:	/s/ Bobby Blair
Bobby Blair
Chairman and Chief Executive Officer
(Principal Executive Officer)

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